Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Veris Residential, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Carry Forward Securities
	Equity	Common Stock ($0.01 par value)	415(a)(6)	-	(1)	(1)	(2)	(2)		S-3ASR(2)	333-236698(2)	02/27/2020(2)	(2)
	Equity	Preferred Stock ($0.01 par value)	415(a)(6)	-	(1)	(1)	(2)	(2)		S-3ASR(2)	333-236698(2)	02/27/2020(2)	(2)
	Equity	Depositary Shares	415(a)(6)	-	(1)	(1)	(2)	(2)		S-3ASR(2)	333-236698(2)	02/27/2020(2)	(2)
	Other	Warrants	415(a)(6)	-	(1)	(1)	(2)	(2)		S-3ASR(2)	333-236698(2)	02/27/2020(2)	(2)
								$2,000,000,000	(1)
	Total Fees Previously Paid							(2)
	Total Fee Offsets							(2)
	Net Fee Due							$0

(1)	The aggregate maximum public offering price of all offered securities issued pursuant to this registration statement will not exceed $2,000,000,000 and has not been allocated among the classes of securities in reliance upon General Instruction II.E. of Form S-3.

(2)	The $2,000,000,000 of securities covered by this registration statement consists of $2,000,000,000 of unsold securities (the “Unsold Securities”) from the Registration Statement on Form S-3 filed by the registrant on February 27, 2020, File No. 333-236698 (the “2020 Registration Statement”). The 2020 Registration Statement is subject to expiration on the third anniversary of the date of filing with the Commission pursuant to Rule 415(a)(5) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities and the related filing fee previously deemed paid in connection with the 2020 Registration Statement are being carried forward to this registration statement.